SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                March 15, 2000


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

  Item 5.  Other Events.

          (a) The registrant issued the following press release on March 15, 2000:

For Immediate Release

                  ACCEPTANCE INSURANCE COMPANIES INC. ANNOUNCES
                          DENIAL OF CLASS CERTIFICATION

         (Omaha, Nebraska, March 15, 2000). Acceptance Insurance Companies Inc. (NYSE: AIF) announced today that plaintiffs' request for class action status in a pending suit on behalf of all rice farmers who applied for the Company's CropRevenue CoveragePlus(R) (CRCPlus) has been denied.

         In an order filed March 10, the United States District Court for the Eastern District of Arkansas ruled plaintiffs failed to demonstrate their claims are typical of class members who elected coverage alternatives different from the alternatives the plaintiffs chose for themselves, and that a conflict may exist between persons who withdrew their applications and those who accepted the Company's offer to provide coverage at 1.5 cents per pound. The Court said the nature of any damages suffered by plaintiffs was unclear, and that "the difference in coverage selected or not selected carries with it a myriad of individualized inquiries such as reliance, formation of a contract, and nature of damages." Plaintiffs have until March 24 to apply to the federal Court of Appeals for permission to immediately appeal from the order.

         The Court also reaffirmed its earlier dismissal of plaintiffs' claim the Company acted in bad faith, concluding that the "Arkansas courts would not extend the tort of bad faith to the fact situation presented here."

         "When this action was filed we said it was without merit and would not deter us from our commitment to provide effective risk management choices to American agricultural producers," said J. Michael Gottschalk, General Counsel and Secretary of the Company. "Since that time our companies have made CRCPlus and other crop insurance products available to thousands of agents and farmers, just as we said we would. We nevertheless are pleased the Court recognized, based on the undisputed facts and clear legal precedent referred to in the Order, that we provided CRCPlus coverage to all rice farmers who chose to purchase that coverage and that this was not a proper class action."

         Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop, property and casualty insurance products throughout the United States. American Agrisurance, the company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

Contacts:

John E. Martin                                 J. Michael  Gottschalk
President and Chief Executive Officer          General Counsel and Secretary
800 228 7217                                   800 228 7217

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    March 15, 2000